UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 12, 2006

METROLOGIC INSTRUMENTS, INC.

(Exact name of Registrant as specified in its charter)

New Jersey	0-24172	22-1866172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

90 Coles Road, Blackwood, New Jersey	08012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 228-8100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On September 12, 2006, Metrologic Instruments, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Agreement”) with Meteor Holding Corporation and Meteor Merger Corporation (“Merger Sub”). Under the terms of the Agreement, Merger Sub will be merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub will cease with the Company continuing as the surviving corporation (the “Surviving Corporation”). Merger Sub and Meteor Holding Corporation are indirectly owned and controlled by Francisco Partners, a private investment firm. The transaction is more fully described in the press release attached hereto as Exhibit 99.1.

Important Additional Information Regarding the Merger will be filed with the SEC

In connection with the proposed merger, Metrologic will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Metrologic at the SEC website http://www.sec.gov. The proxy statement and other documents also may be obtained for free from Metrologic by directing such request to Metrologic, Investor Relations Department at Investor.Relations@metrologic.com.

Metrologic and certain executive officers and other members of its management may be deemed participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of Metrologic’s participants in the solicitation, which may be different than those of Metrologic shareholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description of Document
99.1	Press Release dated September 12, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Metrologic Instruments, Inc.
(Registrant)

September 12, 2006	By:	/s/ Kevin Bratton
	Name:	Kevin Bratton
	Title:	Chief Financial Officer

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